Exhibit h.11

FORM

OF

AMENDMENT

To Transfer Agency and Service Agreement

Between

Marshall Funds, Inc.; Marshall & Ilsley Trust Company, N.A.

And

Boston Financial Data Services, Inc.

This Amendment is made as of this        day of May, 2007 between Marshall Funds, Inc.; Marshall & Ilsley Trust Company, N.A. and Boston Financial Data Services, Inc. In accordance with Section 15.1 (Amendment) and Section 16 (Additional Portfolios) of the Transfer Agency and Service Agreement dated September 1, 2006, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated June 1, 2007;

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “May 23, 2007 Amendment”) except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

MARSHALL FUNDS, INC.		BOSTON FINANCIAL DATA SERVICES, INC.

By:		By:
Name:	John M. Blaser	Name:	Stephen J. MacNeill
Title:	President	Title:	Vice President

MARSHALL & ILSLEY TRUST COMPANY, N.A.

By:
Name:	Jeff Himstreet
Title:	CLO/Secretary

FORM OF

SCHEDULE A

Dated: June 1, 2007

Funds

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall Small-Cap Growth Fund

Marshall International Stock Fund

Marshall Government Income Fund

Marshall Short-Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

Marshall Short-Term Income Fund

Marshall Prime Money Market Fund

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

Marshall Aggregate Bond Fund

MARSHALL FUNDS, INC.		BOSTON FINANCIAL DATA SERVICES, INC.

By:		By:
Name:	John M. Blaser	Name:	Stephen J. MacNeill
Title:	President	Title:	Vice President

MARSHALL & ILSLEY TRUST COMPANY, N.A.

By:
Name:	Jeff Himstreet
Title:	CLO/Secretary